UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 10, 2013

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On January 10, 2013, BJ's Restaurants, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original 8-K") with a press release titled “BJ’s Restaurants, Inc. to Present at the 15th Annual ICR Xchange Investor Conference and Provides a Business Update.”  The original press release filed with it contained a typographical error relating to the appointment date of Mr. Trojan as President and a Director of the Company as follows: the second sentence of the fourth paragraph of the press release stated, “As previously announced, Gregory A. (Greg) Trojan was appointed President and a Director of the Company effective December 3, 2013,” but should be corrected to state that "As previously announced, Gregory A. (Greg) Trojan was appointed President and a Director of the Company effective December 3, 2012.” This Current Report on Form 8-K/A is being filed to make this correction. Other than correcting this typographical error, all other information included in the original press release, Exhibit 99.1 is unchanged.

Item 9.01 Exhibits

Exhibit No.	Description

99.1	Corrected Press Release dated January 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2013	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GERALD W. DEITCHLE Gerald W. Deitchle, Chairman and CEO

By: /s/ GREGORY S. LEVIN Gregory S. Levin, Executive Vice President Chief Financial Officer Principal Accounting Officer